Ex-99.4
Aggregate Statement of Principal and Interest Distribution to
Certificateholders.

                                                                  ENDING
 CLASS           INTEREST                PRINCIPAL                BALANCE
--------    ------------------      -------------------     --------------------
   A          $88,940,242.31          $844,845,599.09        $1,130,237,250.79
  B-1            $276,956.42                    $0.00            $5,060,608.07
  B-2            $110,790.13                    $0.00            $2,024,162.12
  B-3            $165,196.92                    $0.00            $3,036,456.84
  M-1            $830,959.32                    $0.00           $15,181,824.21
  M-2            $720,163.63                    $0.00           $13,157,560.72
  M-3            $387,782.11                    $0.00            $7,084,871.57
   R                   $0.46                  $100.17                    $0.00
              --------------          ---------------
              $91,433,121.30          $844,845,699.25
              ==============          ===============